Exhibit 10.3

COMMITMENT INCREASE AGREEMENT

This COMMITMENT INCREASE AGREEMENT (“Agreement”) dated as of October 27, 2017 (“Effective Date”), is by and among Patterson-UTI Energy, Inc., a Delaware corporation (“Borrower”), the subsidiaries of the Borrower party hereto (together with the Borrower, the “Loan Parties”), the undersigned Lender party hereto (the “Increasing Lender”), and Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as the issuer of letters of credit under the Credit Agreement referred to below (in such capacity, an “L/C Issuer”), and as  the swing line lender under the Credit Agreement referred to below (in such capacity, the “Swing Line Lender”).

RECITALS

A.Reference is hereby made to that certain Credit Agreement dated as of September 27, 2012 among the Borrower, the Administrative Agent, each L/C Issuer, the Swing Line Lender and the financial institutions party thereto from time to time, as lenders (the “Lenders”), as amended, supplemented or otherwise modified by that certain Amendment No. 1 to Credit Agreement dated as of January 9, 2015, Amendment No. 2 to Credit Agreement dated as of July 8, 2016, Amendment No. 3 to Credit Agreement dated as of January 17, 2017, Amendment No. 4 to Credit Agreement dated as of April 20, 2017, the Commitment Increase Agreement dated as of January 24, 2017, and the Commitment Increase Agreement dated as of April 20, 2017, each among the Borrower, subsidiaries of the Borrower party thereto, the Administrative Agent, each L/C Issuer, the Swing Line Lender and the financial institutions party thereto (as so amended, the “Credit Agreement”).

B.The Borrower has requested that a certain Lender increase its Revolving Credit Commitment pursuant to Section 2.14 of the Credit Agreement, subject to the terms and conditions set forth herein.

Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms; Interpretation and Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.Increase in Revolving Credit Commitments.

(a)Pursuant to Section 2.14 of the Credit Agreement, the Increasing Lender hereby agrees and acknowledges that its Revolving Credit Commitment shall, automatically and without any further action, upon satisfaction of the conditions precedent set forth in Section 2(b), be increased on the Commitment Increase Date (as defined below), and on the Commitment Increase Date, after giving effect to this Section 2(a), its Revolving Credit Commitment shall be the amount set forth next to its name under the caption “Revolving Credit Commitment” on Schedule 2.01 attached hereto. Additionally, on the

Commitment Increase Date, after giving effect to this Section 2(a), Schedule 2.01 of the Credit Agreement (Commitments and Applicable Percentages) shall be replaced in its entirety with Schedule 2.01 attached hereto.

(b)The increase to the Revolving Credit Commitment of the Increasing Lender pursuant to Section 2(a) shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent (the date such conditions are satisfied, “Commitment Increase Date”):

(1)the receipt by the Administrative Agent of a certificate of each Loan Party dated as of the Commitment Increase Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Agreement and the increase in the Revolving Credit Facility pursuant to Section 2(a) above, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of Section 2.14 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists;

(2)the receipt by the Administrative Agent of an opinion of counsel to the Borrower as to the corporate (or partnership or limited liability company) authorization of the Borrower and the Guarantors of the increase in the Revolving Credit Facility, which such opinion as to corporate authorization will be substantively in the form delivered on the Closing Date and otherwise in form and substance reasonably acceptable to the Administrative Agent; and

(3)evidence satisfactory to the Administrative Agent of the payment in full by the Borrower of the upfront fees required to be paid under Section 5(b) below.

Section 3.Loan Parties’ Representations and Warranties.  The Borrower acknowledges, represents, warrants and agrees as to itself and all other Loan Parties, and each other Loan Party acknowledges, represents, warrants and agrees as to itself, that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) the execution, delivery and performance of this Agreement are within the limited liability company or corporate power and authority of such Loan Party and have been duly authorized by appropriate limited liability company and corporate action and proceedings; (c) this Agreement constitutes the legal, valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (d) there are no governmental or other third party consents, licenses and approvals required to be made or obtained by it in connection with its execution, delivery, performance, validity and enforceability of this Agreement; (e) no Defaults or Events of Default shall have occurred and be continuing; and (f) since the date of the financial statements most recently delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)the receipt by the Administrative Agent of multiple original counterparts of this Agreement executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Increasing Lender; and

(b)evidence satisfactory to the Administrative Agent of the payment in full by the Borrower of all the fees and expenses required to be paid as of or on the Effective Date by Section 10.04 of the Credit Agreement or any other provision of a Loan Document to the extent invoiced prior to the Effective Date.

Section 5.Acknowledgments and Agreements.

(a)Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and each Loan Party waives any defense, offset, counterclaim or recoupment with respect thereto.  The Administrative Agent, each L/C Issuer, the Swing Line Lender and the Increasing Lender hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, each L/C Issuer, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, each L/C Issuer, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(b)In consideration of the agreement of the Increasing Lender, the Borrower agrees to pay to the Administrative Agent, for the account of the Increasing Lender, upfront fees in an amount equal to 0.125% of the positive difference between (a) the Increasing Lender’s Revolving Credit Commitment immediately after giving effect to Section 2(a) and the increase in Revolving Credit Commitments contemplated therein and (b) the Increasing Lender’s Revolving Credit Commitment after giving effect the increase in Revolving Credit Commitments contemplated therein and immediately prior to giving effect to Section 2(a) and the increase in Revolving Credit Commitments contemplated therein; provided, that such upfront fees shall only be due and payable on the Commitment Increase Date.

(c)The Borrower, each Guarantor, Administrative Agent, each L/C Issuer, Swing Line Lender and the Increasing Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(d)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(e)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 6.Reaffirmation of the Guaranty.  Each Guarantor party hereto hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 7.Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature or other electronic imaging means, and all such signatures shall be effective as originals.

Section 8.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 9.Severability.  In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 10.Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York; provided that, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender shall retain all rights arising under applicable federal law.

Section 11.ENTIRE AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the Effective Date.

BORROWER:

PATTERSON-UTI ENERGY, INC.

By: /s/ C. Andrew Smith

Name:  C. Andrew Smith

Title:   Executive Vice President and Chief Financial Officer

GUARANTORS:

PATTERSON PETROLEUM LLC

PATTERSON-UTI DRILLING COMPANY LLC

PATTERSON-UTI MANAGEMENT SERVICES, LLC

UNIVERSAL PRESSURE PUMPING, INC.

DRILLING TECHNOLOGIES 1 LLC

DRILLING TECHNOLOGIES 2 LLC

WARRIOR RIG TECHNOLOGIES US LLC

SEVENTY SEVEN ENERGY LLC

SEVENTY SEVEN OPERATING LLC

GREAT PLAINS OILFIELD RENTAL, L.L.C.

PTL PROP SOLUTIONS, L.L.C.

SEVENTY SEVEN LAND COMPANY LLC

MULTI-SHOT, LLC

Each by:/s/ C. Andrew Smith

Name:  C. Andrew Smith

Title:   Executive Vice President and Chief Financial Officer

Signature page to Commitment Increase Agreement

(Patterson-UTI Energy, Inc.)

ADMINISTRATIVE AGENT/LENDER/L/C ISSUER/SWING LINE LENDER/LENDERS:

WELLS FARGO BANK, N.A.,
as the Administrative Agent, an L/C Issuer, the Swing Line Lender, and the Increasing Lender

By: /s/ Shannon Cunningham

Name:  Shannon Cunningham

Title:   Director

Signature page to Commitment Increase Agreement

(Patterson-UTI Energy, Inc.)

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Initial Applicable Percentage (Revolving Credit Facility)
Wells Fargo Bank, National Association	$109,791,666.66	21.958333332%
Bank of America, N.A.	$75,000,000.00	15.000000000%
The Bank of Nova Scotia	$65,000,000.00	13.000000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$64,583,333.33	12.916666666%
U.S. Bank National Association	$50,000,000.00	10.000000000%
Comerica Bank	$36,041,666.67	7.208333334%
BOKF, NA dba Bank of Texas	$35,000,000.00	7.000000000%
HSBC Bank USA, N.A.	$29,166,666.67	5.833333334%
ZB, N.A. dba Amegy Bank	$22,916,666.67	4.583333334%
UMB Bank, N.A.	$12,500,000.00	2.500000000%
Total	$500,000,000.00	100.000000000%

Schedule 2.01